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                                                                  Exhibit (e)(2)



                               THE GALAXY VIP FUND

                             DISTRIBUTION AGREEMENT
                                 Amendment No. 1


                                                            ______________, 2000




Provident Distributors, Inc.
3200 Horizon Drive
King of Prussia, Pennsylvania  19406

Dear Sirs:

         This letter is to confirm that the undersigned, The Galaxy VIP Fund, a Massachusetts business trust (the "Trust"), has agreed that the Distribution Agreement between the Trust and Provident Distributors, Inc. ("PDI") dated as of December 1, 1999 (the "Agreement") is herewith amended to provide that PDI shall be the distributor for the Trust's Large Company Index Fund and Small Company Index Fund on the terms and conditions contained in the Agreement.

         If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy thereof.


                                   Very truly yours,

                                   THE GALAXY VIP FUND



                                   By:
                                          ------------------------------
                                   Name:  John T. O'Neill
                                   Title: President

Accepted:

PROVIDENT DISTRIBUTORS, INC.


By:
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Name:
Title: